Exhibit (j)(2)
CONSENT OF COUNSEL
     We hereby consent to the use of our name and the references to our firm under the captions “Legal Counsel” and “Counsel” included in or made a part of Post-Effective Amendment No. 33 to the Registration Statement of PNC Advantage Funds on Form N-1A under the Securities Act of 1933, as amended.

/s/ Ropes & Gray LLP
Ropes & Gray LLP

Washington, D.C.
July 29, 2011